                      DEFERRED COMPENSATION AGREEMENT UNDER
                        THE AMYLIN PHARMACEUTICALS, INC.
                   EMPLOYEE PHANTOM STOCK SALARY DEFERRAL PLAN


        THIS AGREEMENT is entered into by AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ____________________________________
(the "Participant") to be effective for the period beginning as of May 1, 1998 and ending as of the next following May 31, 1999.

        WHEREAS, the Company has established the Amylin Pharmaceuticals, Inc. Employee Phantom Stock Salary Deferral Plan (the "Plan") to provide benefits payable by the Company to employees of the Company, which benefits to Participants under the Plan are based on compensation the payment of which the Participant has elected to defer payment until May 31, 1999 or the time that he or she is no longer an employee of the Company, whichever is earlier, and subject to all other terms and conditions of the Plan;

        WHEREAS, the undersigned Participant has received a complete copy of the Plan and acknowledges his understanding of the terms and conditions of the Plan;

        WHEREAS, the undersigned Participant has had an opportunity to ask questions of the officers of the Company concerning terms and conditions of the Plan;

        WHEREAS, pursuant to Section 3 of the Plan, the Participant is eligible to participate in the Plan;

        WHEREAS, under the Plan the Participant must enter into an agreement in order to defer his or her receipt of a portion of his or her Compensation during the Plan Term; and

        WHEREAS, under the Plan the Participant must enter into such agreement either (i) prior to the Effective Date of the Plan, or (ii) within 30 days of the Participant becoming an Eligible Employee, whichever is applicable.

        NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the Company and the Participant agree as follows:

        1. All of the various terms and conditions of the Plan, including any amendments made to the Plan from time to time, shall be incorporated into and be considered a part of this Agreement and shall be binding upon the parties. Capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Plan.

        2. This Agreement shall be binding upon the parties, any successor to the Company, any representative, successor, assign or heir of the Participant, and any surviving spouse or Beneficiary of the Participant. In accordance with the terms of the Plan, no interest under this





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Agreement may be assigned, alienated or disposed of in any manner by the
Participant or any surviving spouse, representative, successor, assign, heir, or Beneficiary of the Participant.

        3. This Agreement is intended to be a Deferred Compensation Agreement as defined in the Plan.

        4. Subject to the provisions of Section 5 of this Agreement, the Participant agrees to irrevocably defer receipt of _____% (minimum of 1.0%, maximum of 25%) of his or her Compensation from May 1, 1998 to May 15, 1999 in order to have such amounts credited by the Company to his or her Account under the Plan as Compensation Reductions. The Company agrees to reduce the Participant's Compensation as such and to credit such amounts to the Participant's Account established under the terms of the Plan.

        5. This Agreement shall apply only to Compensation payable with respect to the Participant's services rendered as an Employee on or after the date the Participant signs and returns this Agreement to the Company.

        6. This Agreement may not be revoked at any time. This Agreement may be amended by the Company and the Participant in writing; provided, however, that no amendment may be made which would alter the terms of the Participant's election to defer Compensation in force at the time of such amendment.

        7. The benefits to which the Participant is entitled under this Agreement are based on the value of the Participant's Account under the Plan. The amounts deferred under this Agreement and credited to the Participant's Account under the Plan shall be valued in accordance with the terms of the Plan.

        8. The Participant understands and hereby acknowledges that amounts credited under the Plan will not be available until the Participant's Payment Eligibility Date. The Participant further understands and hereby acknowledges that in the event of his Voluntary Termination of employment with the Company prior to the Payment Eligibility Date, his Account shall then have no value and at no time thereafter shall such Participant have any right to receive any amounts from the Company, in any form, based on his or her Compensation Reductions immediately prior to the date of his or her Voluntary Termination.

        9. The Participant shall have the right to designate below a Beneficiary to receive any Benefits due under the Plan which may remain unpaid at the Participant's death and shall have the right at any time to revoke such designation and to substitute another such Beneficiary. In the event of the Participant's death prior to receiving the value of his or her Account, the entire value of the Participant's Account shall be paid to the Participant's Beneficiary (or if the Participant has not designated a Beneficiary, to the Participant's surviving spouse, or if none, to the Participant's estate) in a single lump sum payment.





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        10. The distribution to the Participant of some or all of the value of the Participant's Account under the Plan shall discharge the Company of all obligations to the Participant under this Agreement to the extent of the amount of such distribution.

        11. The Participant understands that all payments under this Agreement shall be subject to all applicable withholding for foreign, state, federal and local income or employment taxes.

        12. The Participant understands that except as otherwise provided by the Plan, the entire value of the Participant's Account under the Plan shall be subject to the claims of creditors of the Company and neither the Participant nor any Beneficiary shall have any legal or equitable interest in any of the Plan's assets, or any other asset of the Company. The Participant is a general unsecured creditor of the Company with respect to the promises of the Company made herein, except as otherwise expressly provided by the Plan.

        13. Nothing contained in this Agreement or the Plan shall be construed as conferring upon the Participant the right to continue serving as an employee of the Company.

        14. This Agreement constitutes the entire understanding and agreement between the Company and the Participant with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among the Participant and the Company other than those as set forth or provided for in this Agreement and the Plan. The terms of this Agreement and the Plan shall control and take precedence over the terms of any other materials which describe the Plan and this Agreement and which might be argued to be inconsistent with the terms of the Plan or this Agreement.

        15. This Agreement shall be governed by the substantive laws of the State of California.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and Participant has executed this Agreement effective as of the first day of the period described above.

                                        AMYLIN PHARMACEUTICALS, INC.:


Dated:  April 30, 1998                  By:
       ----------------                     ------------------------------------
                                            Joseph C. Cook, Jr.
                                            Chairman and Chief Executive Officer

                                        PARTICIPANT:


Dated:
       ----------------                 ----------------------------------------
                                        (signature)


                                        ----------------------------------------
                                        (printed name)





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                          BENEFICIARY DESIGNATION FORM

                          AMYLIN PHARMACEUTICALS, INC.
                   EMPLOYEE PHANTOM STOCK SALARY DEFERRAL PLAN


================================================================================
PARTICIPANT'S DESIGNATION

I, the undersigned Participant under the Amylin Pharmaceuticals, Inc. Employee Phantom Stock Salary Deferral Plan (the "Plan"), hereby designate the following primary beneficiary(ies) to receive benefits accrued to me under the Plan in the event of my death:


----------------------------      ----------------------    --------------------
Name of Beneficiary               Relationship              % of Benefits


----------------------------      ----------------------    --------------------
Name of Beneficiary               Relationship              % of Benefits

NOTE: If you are married and you have not designated your spouse as your sole primary beneficiary, your designation will not be valid unless this form is signed by your spouse and witnessed by a notary public or a Plan representative. If this form is not signed and witnessed, your spouse is automatically the sole primary beneficiary.

================================================================================
SPOUSE'S CONSENT

I consent to the beneficiary designation of this form. I understand that, in the event of my spouse's death, all benefits under the Plan will be payable to those designated above. My consent is irrevocable unless my spouse revokes the beneficiary designation above.


--------------------------------------------------      ------------------------
Signature of Spouse                                     Date


--------------------------------------------------      ------------------------
Witnessed by Notary Public or Plan Representative       Date

================================================================================
PARTICIPANT'S SIGNATURE

The above elections are to remain in effect until changed by my written election. I certify that all information is complete and accurate to the best of my knowledge.


--------------------------------------------------      ------------------------
Signature of Participant                                Date





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